Glowpoint and SharedLabs Announce Letter of Intent for Merger Transaction

DENVER, CO and JACKSONVILLE, FL - November 5, 2018 - Glowpoint, Inc. (NYSE American: GLOW) (“Glowpoint”), a managed service provider of video collaboration and network applications, and SharedLabs, Inc. (“SharedLabs”), a privately held global software and technology services company located in Jacksonville, Florida, today announced that they have executed a non-binding letter of intent relating to a proposed business combination of Glowpoint and SharedLabs. Subject to the terms and conditions set forth in the non-binding letter of intent, Glowpoint would acquire 100% of the issued and outstanding equity securities of SharedLabs in exchange for an aggregate of 112,802,326 shares of Glowpoint common stock. Upon consummation of the proposed business combination, the stockholders of Glowpoint existing prior to the transaction would collectively own an approximately 34% interest in the combined company. The shares of common stock to be issued by Glowpoint in the business combination are subject to certain adjustments as set forth in the letter of intent and described below and will be issued in a transaction registered with the Securities and Exchange Commission (the “SEC”) pursuant to a Registration Statement on Form S-4 to be filed with the SEC.
The business combination of Glowpoint and SharedLabs, which on a combined basis generated total unaudited revenue of approximately $86 million for the twelve month period ending June 30, 2018, will combine two highly capable businesses with strong growth opportunities, and is expected to create a business model with increasing recurring revenue, a diversified customer base, and significant global reach; and is expected to result in the creation of a powerful software and technology services provider with comprehensive products and capabilities spanning managed, outsourced, and cloud services offerings.
“This is a powerful combination that is strategically compelling for both companies. It joins two Information Technology businesses and allows the combined company to reach larger market opportunities and scale more efficiently than either organization could accomplish on its own,” said Pete Holst, president and chief executive officer of Glowpoint.
“This is a merger of two world class technology companies, which will create a global leader in digital transformation and enablement, with substantial opportunities to capitalize on the rapid evolution of digital technologies,” said Jason Cory, chief executive officer of SharedLabs. “Our differentiated solutions in software and applications, web and digital, cloud, IoT, security, data and analytics combined, coupled with the highly scalable services platform Glowpoint offers, will provide an incredible opportunity for the combined company to extend capabilities into new and high-growth emerging markets. Along with the combined teams’ talented people, and our relentless focus on execution, the combined company will have unparalleled opportunities for scale, a comprehensive suite of solutions, and the worldwide reach to make us the technology industry’s global partner of choice.”
Glowpoint and SharedLabs expect to negotiate and finalize definitive agreements relating to the business combination during the fourth calendar quarter of 2018. The closing of a business combination would be subject to, among other closing conditions, the receipt of all required approvals of the stockholders of Glowpoint and SharedLabs and any required third-party consents and regulatory clearances, the completion by SharedLabs of an equity financing on terms set forth in the letter of intent, the execution of one or more term sheets by SharedLabs with lending institutions for one or more credit facilities aggregating not less than $16 million in borrowing capacity, the satisfaction and termination prior to closing of all contracts or other agreements to which SharedLabs is a party that provide a counterparty with redeemable or contingent common stock or a guaranteed return, and other customary closing conditions, including satisfactory completion of due diligence by both parties and the execution by both parties of definitive legal documentation. If SharedLabs fails to meet its obligations under either the debt or equity financing closing conditions, Glowpoint may elect to proceed to close the business combination with a reduction in the shares of its common stock to be issued to SharedLabs’ stockholders in the transaction, on terms set forth in the letter of intent. Further, the shares of Glowpoint common stock to be issued in the transaction are subject to increase or decrease pursuant to certain “make-whole” provisions to be included in any definitive agreement regarding the transaction based upon each of the parties’ financial position at closing relative to certain agreed upon metrics included in the letter of intent.
Except as specifically set forth in the letter of intent, the letter of intent is not binding or enforceable and neither party thereto has any obligation to consummate a transaction of any kind until such time as the parties have entered into mutually agreeable definitive agreements, and then only subject to the terms and conditions thereof. There can be no assurance that any definitive agreement will be entered into or that the business combination will be completed on the terms set forth in the letter of intent or at all. In the event that the business combination is consummated, there can be no assurance that it will ultimately prove to be beneficial to Glowpoint’s stockholders.

Additional Information Regarding the Proposed Business Combination
Glowpoint will prepare and file with the SEC a Current Report on Form 8-K which will include as exhibits this press release and the letter of intent, as executed by Glowpoint and SharedLabs. The Form 8-K will contain important information about the proposed business combination and related matters.
If the parties enter into a definitive agreement related to the proposed business combination, Glowpoint will prepare and file with the SEC a Registration Statement on Form S-4 containing a proxy statement/prospectus and other related documents. The proxy statement/prospectus will contain important information about the proposed business combination and related matters.
INVESTORS ARE URGED TO READ THE FORM 8-K REFERENCED ABOVE, THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY GLOWPOINT AND SHAREDLABS WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GLOWPOINT, SHAREDLABS AND THE PROPOSED BUSINESS COMBINATION.
Investors and stockholders of Glowpoint and SharedLabs may obtain free copies of the Form 8-K referenced above, the registration statement, the joint proxy statement/prospectus and other relevant documents filed by Glowpoint and SharedLabs with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Glowpoint with the SEC are also available free of charge on Glowpoint’s website at www.glowpoint.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any offer or sale of such securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
About Glowpoint
Glowpoint, Inc. (NYSE American: GLOW) is a managed service provider of video collaboration and network applications. Glowpoint’s services are designed to provide a comprehensive suite of automated and concierge applications to simplify the user experience and expedite the adoption of video as the primary means of collaboration. Glowpoint’s customers include Fortune 1000 companies, along with small and medium sized enterprises in a variety of industries. To learn more please visit www.glowpoint.com.
About SharedLabs
Headquartered in Jacksonville, Florida, SharedLabs is a global software and technology services company providing a broad range of software, digital, cloud, and security services to both commercial and government clients which enable businesses to innovate and compete in today’s competitive marketplaces. A respected partner to many of the largest technology companies in the world, SharedLabs creates, supports, implements, and manages the software, infrastructure, and e-commerce systems which drive today’s digital world.
Forward Looking and Cautionary Statements
This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Glowpoint or SharedLabs assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, could, should or may occur in the future are forward-looking statements. Glowpoint’s and SharedLabs’ actual results may differ materially from their expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements regarding Glowpoints’s and SharedLabs’ future performance and the anticipated financial impacts of the business combination, the success of any business development initiatives to be pursued by Glowpoint or SharedLabs, the satisfaction of the closing conditions to the business combination, including the debt and equity financings to be pursued by SharedLabs, and the timing or success of the completion of the business combination. The forward-looking statements in this press release are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve significant factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. Most of these factors are outside of the control of Glowpoint or SharedLabs and are difficult to predict, and include, among other things, (1) the occurrence of any event, change or other circumstances that could cause the termination of negotiations between Glowpoint and SharedLabs or, if a merger agreement is executed between such parties, give rise to the termination of such merger agreement; (2) the outcome of any legal proceedings that may be instituted against Glowpoint or SharedLabs following the announcement of the letter of intent and the pursuit of the business combination contemplated therein; (3) the inability to complete the business combination, including due to failure to obtain approval of the shareholders of Glowpoint or SharedLabs or failure to satisfy any other conditions to closing included in the letter of intent or in any merger agreement executed by Glowpoint and SharedLabs; (4) risks related to SharedLabs’ equity and debt financing conditions to closing; (5) the risk that the pursuit or execution of the business combination will disrupt current plans and operations as a result of the announcement and consummation of the business combination; (6) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; (7) costs related to the negotiation and consummation of the business combination; (8) risks related to the disruption of the transaction to the parties and their management; (9) the effect of the announcement of the letter of intent on the parties’ ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; and (10) other risks and uncertainties identified in Glowpoint’s and SharedLabs’ filings with the SEC, including in Glowpoint’s Annual Report on Form 10-K for the year ending December 31, 2017 and in other filings made by Glowpoint with the SEC from time to time, including Glowpoint’s Quarterly Report on Form 10-Q for the three months ended June 30, 2018, and including in SharedLabs’ Form S-1 Registration Statement filed May 15, 2018 (File No. 333-224954) (including all amendments thereto) and in other filings made by SharedLabs with the SEC from time to time. The foregoing list of factors is not exclusive. Glowpoint and SharedLabs caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Any of these factors could cause Glowpoint’s and SharedLabs’ actual results and plans to differ materially from those in the forward-looking statements. Therefore, Glowpoint and SharedLabs can give no assurance that their future results will be as estimated. Glowpoint and SharedLabs do not intend to, and disclaim any obligation to, correct, update or revise any information contained herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statement is based, other than as required by applicable law.

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Glowpoint, Inc.                             SharedLABS, Inc.
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